Exhibit 99.2

FOR IMMEDIATE RELEASE

JULY 11, 2016

Investor Contact:                                              Kate Walsh, Vice President of Investor Relations

Phone: (214) 721-9696

Kate.Walsh@enlink.com

Media Contact:                                                         Jill McMillan, Vice President of Public Relations

Phone: (214) 721-9271

Jill.McMillan@enlink.com

ENLINK MIDSTREAM ANNOUNCES PRICING OF

$500 MILLION OF SENIOR NOTES DUE 2026

DALLAS, July 11, 2016 — EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) today announced the pricing of $500.0 million aggregate principal amount of its 4.850% senior notes due 2026 at a price to the public of 99.859% of their face value.  The size of the offering was increased from the previously announced $400 million aggregate principal amount.  The sale of the senior notes is expected to settle on July 14, 2016, subject to customary closing conditions.  EnLink Midstream intends to use the net proceeds of approximately $495.7 million from this offering to repay outstanding borrowings under its revolving credit facility and for general partnership purposes.

BofA Merrill Lynch, J.P. Morgan and SunTrust Robinson Humphrey are acting as representatives and joint book-running managers for the offering.  A copy of the preliminary prospectus supplement and base prospectus relating to the offering may be obtained from the following addresses:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk, 3rd Floor

Collect: 1-212-834-4533

Merrill Lynch, Pierce, Fenner & Smith Incorporated

200 North College Street

NC1-004-03-43

Charlotte, NC  28255-0001

Attn: Prospectus Department

Toll-free: 1-800-294-1322

E-mail: dg.prospectus_requests@baml.com

EnLink Midstream Announces Pricing of $500 Million of Senior Notes Due 2026

SunTrust Robinson Humphrey, Inc.

303 Peachtree Street

Atlanta, GA 30308

Attention: Prospectus Department

Toll Free: 1-800-685-4786

Email: STRHdocs@SunTrust.com

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The senior notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of the preliminary prospectus supplement and accompanying base prospectus.

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 10,000 miles of gathering and transportation pipelines, 19 processing plants with approximately 3.9 billion cubic feet per day of processing capacity, seven fractionators with approximately 284,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements within the meaning of the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the offering. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in EnLink Midstream’s filings with the Securities and Exchange Commission. EnLink Midstream has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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